Exhibit 4.4

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

by and among

Spirit AeroSystems, Inc.,

as Issuer,

and

Spirit AeroSystems Holdings, Inc.

Spirit AeroSystems Finance, Inc.

Spirit AeroSystems International Holdings, Inc.

Spirit AeroSystems Investco, LLC

Spirit AeroSystems North Carolina, Inc.

Spirit AeroSystems Operations International, Inc.

Spirit Defense, Inc.,

as Guarantors

and

Merrill Lynch, Pierce, Fenner & Smith Incorporated,

as Representative of the several Initial Purchasers

Dated as of March 18, 2014

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of March 18, 2014, by and among Spirit AeroSystems, Inc., a Delaware corporation (the “Company”) and a wholly owned subsidiary of Spirit AeroSystems Holdings, Inc., a Delaware corporation (the “Parent”), Spirit AeroSystems Finance, Inc., a Delaware corporation, Spirit AeroSystems International Holdings, Inc., a Delaware corporation, Spirit AeroSystems Investco, LLC, a Delaware limited liability company, Spirit AeroSystems North Carolina, Inc., a North Carolina corporation, Spirit AeroSystems Operations International, Inc., a Delaware corporation, Spirit Defense, Inc. a Delaware corporation (together with the Parent, each a “Guarantor” and collectively, the “Guarantors”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), on behalf of itself and as representative of the several initial purchasers named on Schedule A of the Purchase Agreement (the “Initial Purchasers”), each of whom has agreed to purchase the Company’s 5¼% Senior Notes due 2022 (the “Initial Notes”) fully and unconditionally guaranteed by the Guarantors (the “Guarantees”) pursuant to the Purchase Agreement (as defined below).  The Initial Notes and the Guarantees attached thereto are herein collectively referred to as the “Initial Securities.”

This Agreement is made pursuant to the Purchase Agreement, dated March 4, 2014 (the “Purchase Agreement”), among the Company, the Guarantors and Merrill Lynch as the representative of the Initial Purchasers (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the holders from time to time of the Initial Securities, including the Initial Purchasers.  In order to induce the Initial Purchasers to purchase the Initial Securities, the Company and the Guarantors have agreed to provide the registration rights set forth in this Agreement on the terms hereof.  The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 5(f) of the Purchase Agreement.

The parties hereby agree as follows:

SECTION 1.                            Definitions.  As used in this Agreement, the following capitalized terms shall have the following meanings:

Additional Interest:  Any amounts owing pursuant to Section 5 hereof.

Additional Interest Payment Date:  With respect to the Initial Securities, each Interest Payment Date.

Advice:  As defined in Section 6(c) hereof.

Agreement:  As defined in the preamble hereof.

Broker-Dealer:  Any broker or dealer registered under the Exchange Act.

Business Day:  Any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated to be closed.

Closing Date:  The date of this Agreement.

Commission:  The Securities and Exchange Commission.

Company:  As defined in the preamble hereof.

Consummate:  A registered Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offer, (ii) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Registrar (as defined in the Indenture) of Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Initial Securities that were tendered by Holders thereof pursuant to the Exchange Offer.

Effectiveness Target Date:  As defined in Section 5 hereof.

Exchange Act:  The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

Exchange Offer:  The registration by the Company under the Securities Act of the Exchange Securities pursuant to a Registration Statement pursuant to which the Company offers the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

Exchange Offer Registration Statement:  The Registration Statement relating to the Exchange Offer, including the related Prospectus.

Exempt Resales:  The transactions in which the Initial Purchasers propose to sell the Initial Securities to certain “qualified institutional buyers,” as such term is defined in Rule 144A under the Securities Act and to certain non-U.S. persons pursuant to Regulation S under the Securities Act.

Exchange Securities:  The 5¼% Senior Notes due 2022, of the same series under the Indenture as the Initial Notes and the Guarantees attached thereto, to be issued to Holders in exchange for Transfer Restricted Securities pursuant to this Agreement.

FINRA:  Financial Industry Regulatory Authority, Inc.

Guarantee:  As defined in the preamble hereof.

Guarantors:  As defined in the preamble hereof.

Holder:  As defined in Section 2(b) hereof.

Indemnified Holder:  As defined in Section 8(a) hereof.

Indenture:  The Indenture, dated as of March 18, 2014, by and among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), pursuant to which the Initial Securities are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

Initial Notes:  As defined in the preamble hereto.

Initial Placement:  The issuance and sale by the Company of the Initial Securities to the Initial Purchasers pursuant to the Purchase Agreement.

Initial Purchasers:  As defined in the preamble hereto.

Initial Securities:  As defined in the preamble hereto.

Interest Payment Date:  As defined in the Indenture and the Initial Securities.

Person:  An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

Prospectus:  The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.

Purchase Agreement:  As defined in the preamble hereto.

Registration Default:  As defined in Section 5 hereof.

Registration Statement:  Any registration statement of the Company relating to (a) an offering of Exchange Securities pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Securities:  As defined in the preamble hereto.

Securities Act:  The Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

Shelf Filing Deadline:  As defined in Section 4(a) hereof.

Shelf Registration Statement:  As defined in Section 4(a) hereof.

Transfer Restricted Securities:  Each Initial Security, until the earliest to occur of (a) the date on which such Initial Security is exchanged in the Exchange Offer for an Exchange Security entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Initial Security has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement and (c) the date on which such Initial Security is distributed to the public pursuant to Rule 144 under the Securities Act or by a Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein).

Trust Indenture Act:  The Trust Indenture Act of 1939, as amended.

Underwritten Registration or Underwritten Offering:  A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2.                            Securities Subject to This Agreement.

(a)                                 Transfer Restricted Securities.  The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

(b)                                 Holders of Transfer Restricted Securities.  A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.

SECTION 3.                            Registered Exchange Offer.

(a)                                 Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with) or there are no Transfer Restricted Securities outstanding, each of the Company and the Guarantors shall (i) cause to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 180 days after the Closing Date (or if such 180th day is not a Business Day, the next succeeding Business Day), a Registration Statement under the Securities Act relating to the Exchange Securities and the Exchange Offer, (ii) use its reasonable best efforts to cause such Registration Statement to become effective at the earliest possible time, but in no event later than 240 days after the Closing Date (or if such 240th day is not a Business Day, the next succeeding Business Day), (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Securities to be made under the state securities or blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Registration Statement, commence the Exchange Offer.  The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Securities to be offered in exchange for the Transfer Restricted Securities and to permit resales of Initial Securities held by Broker-Dealers as contemplated by Section 3(c) hereof.

(b)                                 The Company and the Guarantors shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days after the date on which notice of the Exchange Offer is mailed to the

Holders.  The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws.  No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement.  The Company shall use its reasonable best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 360 days after the Closing Date (or if such 360th day is not a Business Day, the next succeeding Business Day) or longer, if required by the federal securities laws.

(c)                                  The Company shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Initial Securities that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company, the Guarantors or any of their affiliates)  may exchange such Initial Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement.  Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Initial Securities held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in law or policy after the date of this Agreement.

Each of the Company and the Guarantors shall use its commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for resales of Initial Securities acquired by Broker-Dealers for their own accounts, if requested by one or more Broker-Dealers, as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus with respect to the Transfer Restricted Securities in connection with market-making or other trading activities.

The Company shall provide sufficient copies of the latest version of such Prospectus to such requesting Broker-Dealers promptly upon request at any time during such 180-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

SECTION 4.                            Shelf Registration.

(a)                                 Shelf Registration.  If (i) the Company is not required to file the Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), (ii) for any reason the Exchange Offer is not Consummated within 360 days after the Closing Date (or if such 360th day is not a Business Day, the next succeeding Business Day), or (iii) with respect to any Holder of Transfer Restricted Securities (A) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, (B) such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not available for such resales or would not satisfy such prospectus delivery requirement by such Holder or (C) such Holder is a Broker-Dealer and holds Initial Securities acquired directly from the Company or one of its affiliates, then, upon such Holder’s request, subject to the Suspension Rights set forth in Section 6(c)(i) below the Company and the Guarantors shall

(x)                                 cause to be filed a shelf registration statement on an appropriate form pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the Commission), which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”), on or prior to the earlier to occur of (1) the 30th day after the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement and (2) the 30th day after the date on which the Company receives notice from a Holder of Transfer Restricted Securities as contemplated by clause (ii) above (such earlier date being the “Shelf Filing Deadline”); provided that, notwithstanding the foregoing, the Shelf Filing Deadline shall be no earlier than the 180th day after the Closing Date (or if such 180th day is not a Business Day, the next succeeding Business Day), which Shelf Registration Statement shall (1) with respect to Section 4(a)(i) or (ii) provide for resales of all Transfer Restricted Securities or (2) with respect to Section 4(a)(iii) provide for resales of all Transfer Restricted Securities held by such requesting Holder(s); provided such Holder(s) shall have provided the information required pursuant to Section 4(b) hereof; and

(y)                                 use their reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the later of (i) the 90th day after the obligation to file a Shelf Registration Statement arises (or if such 90th day is not a Business Day, the next succeeding Business Day) and (ii) 240 days after the Closing Date (or if such 240th day is not a Business Day, the next succeeding Business Day).

Each of the Company and the Guarantors shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Initial Securities by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, from the date on which the Shelf Registration Statement becomes effective until the first anniversary of the effectiveness of such Shelf Registration Statement (or such shorter period that will terminate when all the Initial Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement).

(b)                                 Provision by Holders of Certain Information in Connection with the Shelf Registration Statement.  No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 15 Business Days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein, including but not limited to, the information specified in Item 507 or 508 of Regulation S-K, as applicable, promulgated under the Securities Act, and, other than an Initial Purchaser, agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.  No Holder shall be entitled to Additional Interest solely because such Holder continues to hold Transfer Restricted Securities that were not included in such Shelf Registration Statement because such Holder failed to provide all such required information or such Holder (other than an Initial Purchaser) did not agree to be bound by all the provisions of this Agreement; provided that the Company and the Guarantors have otherwise complied with this agreement.  Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading and shall promptly supply such other information as the Company may from time to time reasonably request.

SECTION 5.                            Additional Interest.  Subject to the Suspension Rights set forth in Section 6(c)(i) below, if (i) the Exchange Offer Registration Statement has not been filed with the Commission within 180 calendar days after the Closing Date (or if such 180th day is not a Business Day, the next succeeding Business Day), (ii) the Exchange Offer Registration Statement has not been declared effective within 240 days after the Closing Date (or if such 240th day is not a Business Day, the next succeeding Business Day) (the “Effectiveness Target Date”), (iii) the Exchange Offer has not been Consummated within 360 calendar days after the Closing Date (or if such 360th day is not a Business Day, the next succeeding Business Day) and no Shelf Registration Statement has been declared effective within the time period set forth in Section 4(a)(y) or (iv) the Shelf Registration Statement required by this Agreement is declared effective but shall thereafter become unusable for a period of in excess of five (5) days (each such event referred to in clauses (i) through (iv), a “Registration Default”), the Company hereby agrees that the interest rate borne by the Transfer Restricted Securities shall be increased by 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 1.00% per annum; provided that the Company and the Guarantors shall in no event be required to pay additional interest for more than one Registration Default at any given time.  Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the interest rate borne by the relevant Transfer Restricted Securities will be reduced to the original interest rate borne by such Transfer Restricted Securities; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Transfer Restricted Securities shall again be increased pursuant to the foregoing provisions.  Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement or the effectiveness of the Shelf Registration Statement filed pursuant to Section 4(a)(x) hereof, in the case of clause (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement or the effectiveness of the Shelf Registration Statement filed pursuant to Section 4(a)(x) hereof, in the case of clause (ii) above, (3) upon Consummation of the Exchange Offer or the effectiveness of the Shelf Registration Statement, in the case of clause (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Shelf Registration Statement to again be declared effective or made usable in the case of clause (iv)

above, the additional interest payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii) or (iv), as applicable, shall cease.

All obligations of the Company and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

SECTION 6.                            Registration Procedures.

(a)                                 Exchange Offer Registration Statement.  In connection with the Exchange Offer, the Company and the Guarantors shall comply with all of the provisions of Section 6(c) hereof, shall use their commercially reasonable efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

(i)                                     If in the reasonable opinion of counsel to the Company there is a question as to whether the Exchange Offer is permitted by applicable law, each of the Company and the Guarantors hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Initial Securities.  Each of the Company and the Guarantors hereby agrees to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy.  Each of the Company and the Guarantors hereby agrees, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a favorable resolution by the Commission staff of such submission.

(ii)                                  As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company and the Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate (as defined in Rule 405 under the Securities Act) of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer and (C) it is acquiring the Exchange Securities in its ordinary course of business and (D) only if such Holder is a Broker-Dealer that will receive Exchange Securities in exchange for Initial Securities that such Broker-Dealer acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company, the Guarantors or any of their affiliates), it will deliver a Prospectus, as required by law, in connection with any sale of such Exchange Securities.  In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company’s preparations for the Exchange Offer.  Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Initial Securities acquired by such Holder directly from the Company.

(b)                                 Shelf Registration Statement.  In connection with the Shelf Registration Statement, each of the Company and the Guarantors shall comply with all the provisions of Section 6(c) hereof and shall use its commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto each of the Company and the Guarantors will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof in accordance with the provisions hereof.

(c)                                  General Provisions.  In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Initial Securities by Broker-Dealers), each of the Company and the Guarantors shall:

(i)                                     use its commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements (including, if required by the Securities Act or any regulation thereunder, financial statements of the Guarantors) for the period specified in Section 3 or Section 4 hereof, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such statement or omission, and, in the case of either clause (A) or (B), use its commercially reasonable efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) in accordance with the provisions hereof, as soon as practicable thereafter.  Notwithstanding the foregoing, the Company and the Guarantors may allow the Exchange Offer Registration Statement, at any time after Consummation of the Exchange Offer (if otherwise required to keep it effective), or the Shelf Registration Statement and the related Prospectus to cease to remain effective and usable or may delay the filing or the effectiveness of the Shelf Registration Statement if not then filed or effective, as applicable (“Suspension Rights”), for one or more periods of 45 days in the aggregate in any twelve month period if the board of directors of the Company or the Parent (or a duly-appointed committee of the board of directors having power over the subject matter) determines in good faith that it is in the best interests of the Company or the Parent not to disclose the existence of or facts surrounding any proposed or pending material corporate transaction involving the Company or any of the Guarantors, and the Company mails notification to the Holders within five Business Days after the board of directors makes such determination; provided that the period referred to in Section 3(b) hereof during which the Exchange Offer Registration Statement is required to be effective and usable shall be extended by the number of days during which such Registration Statement was not effective or usable pursuant to the foregoing provisions (which such extension shall be the Holders’ sole remedy for the exercise by the Company of the Suspension Rights during the time period permitted hereunder, but only to the extent that any suspension period does not violate the 90-day period set forth above);

(ii)                                  subject to the Suspension Rights set forth in section 6(c)(i) above, prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or Section 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii)                               advise the underwriter(s), if any, and each Holder whose Transfer Restricted Securities have been included in a Shelf Registration Statement (in the case of a Shelf Registration Statement) and each Holder who has provided notice to the Company and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.  If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, each of the Company and the Guarantors shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv)                              furnish without charge to each of the Initial Purchasers, each selling Holder named in any Registration Statement, and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement, unless such are publicly available on the Commission’s Next Generation Edgar System or any successor thereto), which documents will be subject to the reasonable review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least three Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which an Initial Purchaser of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object in writing within three Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period).  The objection of an Initial Purchaser or underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Securities Act;

(v)                                 promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the Initial Purchasers, each selling Holder named in any Registration Statement, and to the underwriter(s), if any, make the Company’s and the Guarantors’ representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

(vi)                              make available at reasonable times at the Company’s principal place of business or such other reasonable place for inspection by the Initial Purchasers, the managing underwriter(s), if any, participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such Initial Purchasers or any of the underwriter(s), all financial and other records and pertinent corporate documents of each of the Company and the Guarantors reasonably requested and cause the Company’s and the Guarantors’ officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness and to participate in meetings with investors to the extent requested by the managing underwriter(s), if any, as shall be reasonably necessary to enable such persons to conduct an investigation within the meaning of Section 11 of the Securities Act; provided, however, that the conduct of the foregoing inspection shall be subject to the execution by all Persons party to such inspection of a reasonable confidentiality undertaking in customary form with respect to confidential and propriety information of the Company.

(vii)                           if requested by any selling Holder whose Transfer Restricted Securities have been included in a Shelf Registration Statement or a Broker-Dealer participating in an Exchange Offer or the underwriter(s), if any, in connection with such exchange, registration or sale, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holder and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(viii)                        furnish to each Initial Purchaser, each Holder whose Transfer Restricted Securities have been included in a Shelf Registration Statement (in the case of a Shelf Registration Statement) and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

(ix)                              deliver to each selling Holder whose Transfer Restricted Securities have been included in a Shelf Registration Statement (in the case of a Shelf Registration Statement) and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; each of the Company and the Guarantors hereby consents to the use (in accordance with law and subject to Section 6(d) hereof and any Suspension Rights) of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(x)                                 enter into such agreements (including, in connection with an Underwritten Registration, an underwriting agreement), and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be customarily and reasonably requested by any Initial Purchaser or, in the case of registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, by any Holder or Holders of Transfer Restricted Securities who hold at least $25 million in aggregate principal amount of such class of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; provided that the Company and the Guarantors shall not be required to enter into any such agreement more than once with respect to all of the Transfer Restricted Securities and, in the case of a Shelf Registration Statement, may delay entering into such agreement if the Board of Directors of the Company or the Parent determines in good faith that it is in the best interests of the Company or the Guarantors not to disclose the existence of or facts surrounding any proposed or pending material corporate transaction involving the Company or the Guarantors; and each of the Company and the Guarantors shall:

(A)                               use commercially reasonable efforts to furnish to each Initial Purchaser, each selling Holder and each underwriter, if any, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the Consummation of the Exchange Offer or, if applicable, the effectiveness of the Shelf Registration Statement:

(1)                                 a certificate, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, signed by (y) the President or any Vice President and (z) a principal financial or accounting officer of each of the Company and the Guarantors, confirming, as of the date thereof, the representations and warranties of the Company and the Guarantors contained in any underwriting or similar agreement, if any, entered into in connection with such Registration Statement and such other matters as such parties may reasonably request;

(2)                                 in connection with an Underwritten Registration, an opinion, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company and the Guarantors, covering the matters set forth in Exhibit B to the Purchase Agreement (including the “negative assurance” paragraph contained in such Exhibit), with such modifications as are customary and appropriate for such underwritten offering and covering such other matters as such parties may reasonably request; and

(3)                                 in connection with an Underwritten Registration,  a customary comfort letter, dated the date of effectiveness of the Shelf Registration Statement, from the Company’s independent accountants, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings, and covering or affirming the matters set forth in the comfort letters delivered pursuant to Section 5(a) of the Purchase Agreement;

(B)                               set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

(C)                               deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with Section 6(c)(x)(A) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company or any of the Guarantors pursuant to this Section 6(c)(x), if any.

(xi)                              prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that none of the Company and the Guarantors shall be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;

(xii)                           to the extent permitted by law and the Indenture, issue, upon the request of any Holder of Initial Securities covered by the Shelf Registration Statement, Exchange Securities having an aggregate principal amount equal to the aggregate principal amount of Initial Securities surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such Initial Securities, as the case may be; in return, the Initial Securities held by such Holder shall be surrendered to the Company for cancellation;

(xiii)                        cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any sale of Transfer Restricted Securities made by such Holders or underwriter(s);

(xiv)                       use its commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in Section 6(c)(xi) hereof;

(xv)                          if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading;

(xvi)                       provide a CUSIP number for all securities not later than the effective date of the Registration Statement covering such securities and provide the Trustee under the Indenture with printed certificates for such securities which are in a form eligible for deposit with the Depository Trust Company and take all other action necessary to ensure that all such securities are eligible for deposit with The Depository Trust Company;

(xvii)                    cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation of the Company and the Guarantors by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of FINRA;

(xviii)                 otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Securities Act (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement;

(xix)                       cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute, and use its commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

(xx)                          provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act.

(d)                                 Restrictions on Holders.  Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of (x) the notice referred to in Section 6(c)(i) or (y) any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(C) or (D) hereof (any such notice referred to in clause (x) or (y), a “Suspension Notice”), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable

Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the “Recommencement Date”).  If so directed by the Company, each Holder will deliver to the Company (at the Company’s expense) or destroy all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice.  In the event the Company shall give any such Suspension Notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or Section 4, if applicable, shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to the Recommencement Date; provided, however, that, with the exception of an extension in connection with a Suspension Notice given by the Company pursuant to Section 6(c)(i) hereof, no such extension shall be taken into account in determining whether Additional Interest is due pursuant to Section 5 hereof or the amount of such Additional Interest, it being agreed that the Company’s option to suspend use of a Registration Statement pursuant to this paragraph (other than pursuant to Section 6(c)(i) hereof), shall be treated as a Registration Default for purposes of Section 5 hereof.  Each Holder, by acquisition of a Transfer Restricted Security, further agrees to hold the fact that it has received any Suspension Notice, and any communication from the Company to the Holder relating to an event giving rise to a Suspension Notice, in confidence.

SECTION 7.                            Registration Expenses.

(a)                                 All expenses incident to the Company’s and the Guarantors’ performance of or compliance with this Agreement (other than any expenses in connection with a “road show” for an Underwritten Registration unless otherwise agreed to by the Company) will be borne by the Company and the Guarantors, jointly and severally, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and any reasonable expenses (including filings made by any Initial Purchaser or Holder with FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of FINRA)); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing certificates for the Exchange Securities to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Guarantors and, subject to Section 7(b) hereof, the Holders of Transfer Restricted Securities; and (v) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance, if applicable).

Each of the Company and the Guarantors will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

(b)                                 In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company and the Guarantors, jointly and severally, will reimburse the Initial

Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the “Plan of Distribution” contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Cahill Gordon & Reindel LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

(c)                                  Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Transfer Restricted Securities.

SECTION 8.                            Indemnification.

(a)                                 The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Holder, (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, reimbursement of all reasonable costs of investigating or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder), joint or several, directly or indirectly based upon or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities, judgments, actions or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission that is made based upon information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein.  This indemnity agreement shall be in addition to any liability which the Company or any of the Guarantors may otherwise have.

In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company or the Guarantors, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company and the Guarantors in writing; provided, however, that the failure to give such notice shall not relieve any of the Company or the Guarantors of its obligations pursuant to this Agreement, except to the extent the Company or any Guarantor is prejudiced by such failure.  The Company and the Guarantors shall be entitled to participate in such action or proceeding and, to the extent that they shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Holder (who shall not, except with the consent of the Indemnified Holder, be counsel to the Indemnifying Holder), and, after notice from the Company and/or the Guarantors, as applicable, to such Indemnified Holder of their election so to assume the defense thereof, the Company and the Guarantors shall not be liable to such Indemnified Holder for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Holder, in connection with the defense of or otherwise related to such action or proceeding other than reasonable costs of investigation; provided any Indemnified Holder can employ separate counsel at its own expense which expenses shall not be reimbursed by the Company or any of the Guarantors.  The Company and the Guarantors shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders, which firm shall be designated by the Holders.  The Company and the Guarantors shall be liable for any settlement of any such action or proceeding effected with the Company’s and the Guarantors’ prior written consent, which consent shall not be withheld unreasonably, and each of the Company and the Guarantors agrees to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company and the Guarantors.  The Company and the Guarantors shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

(b)                                 Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless (i) the Company and the Guarantors, (ii) any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company or any of the Guarantors and (iii) the respective officers, directors, partners, employees, representatives and agents of each such Person referred to in clause (i) or (ii), to the same extent as the foregoing indemnity from the Company and the Guarantors to each of the Indemnified Holders, but only with respect to losses, claims, damages, liabilities, judgments, actions or expenses which arise out of or are based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement.  In case any action or proceeding shall be brought against the Company, the Guarantors or any such controlling person or any of their respective officers, directors, partners, employees, representatives or agents in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company and the Guarantors, and the Company, the Guarantors and such controlling person and their respective officers, directors, partners, employees, representatives and agents shall have the rights and duties given to each Holder by the preceding paragraph.

(c)                                  If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or (b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors from the offering of the

Securities and the Exchange Securities, on the one hand, and the Holders, on the other hand, from the Initial Placement (which in the case of the Company and the Guarantors shall be deemed to be equal to the total gross proceeds to the Company and the Guarantors from the Initial Placement) or (ii) if such allocation is not permitted by applicable law, the relative fault of the Company and the Guarantors, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, judgments, actions or expenses, as well as any other relevant equitable considerations.  The relative fault of the Company, on the one hand, and of the Indemnified Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any of the Guarantors, on the one hand, or the Indemnified Holder, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities, judgments, actions and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, the Guarantors and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 8, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total amount received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds the sum of: (i) the amount paid by such Holder for such Transfer Restricted Securities plus (ii) the amount of any damages which such Holder has otherwise paid or become liable to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The Holders’ obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each of the Holders hereunder and not joint.

SECTION 9.                            Rule 144A.  Each of the Company and the Guarantors hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, at any time that the Parent is not subject to either Section 13 or 15(d) of the Exchange Act, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Securities Act.

SECTION 10.                     Participation in Underwritten Registrations.  No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11.                               Selection of Underwriters.  The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering.  In any such Underwritten Offering, the investment banker(s) and managing underwriter(s) that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, however, that such investment banker(s) and managing underwriter(s) must be reasonably satisfactory to the Company.

SECTION 12.                               Miscellaneous.

(a)                                 Remedies.  Each of the Company and the Guarantors hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b)                                 No Inconsistent Agreements.  Each of the Company and the Guarantors has not, as of the date hereof, nor shall it, on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof; provided that the Holders acknowledge and agree that the Company and the Guarantors may include other securities in the Shelf Registration Statement and may enter into agreements that permit the same.  The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s or any of the Guarantors’ securities under any agreement in effect on the date hereof.

(c)                                  Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Company has (i) in the case of Section 5 hereof and this Section 12(d)(i), obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding any Transfer Restricted Securities held by the Company or its Affiliates).  Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered.

(d)                                 Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

(i)                  if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

(ii)               if to the Company:

Spirit AeroSystems, Inc.

3801 South Oliver

Wichita, KS 67210

Telecopier No.: (316) 529-4539

Attention: SVP General Counsel

With a copy to:

Kaye Scholer LLP

425 Park Avenue

New York, NY 10022 3598

Telecopier No: (212) 836-8689

Attention: Joel I. Greenberg, Esq.

Mark S. Kingsley, Esq.

Christopher Peterson, Esq.

All such notices and communications shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(e)                                  Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture.  If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

(f)                                   Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)                                  Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h)                                 Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

(i)                                     Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(j)                                    Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SPIRIT AEROSYSTEMS, INC.

By:	/s/ Mark Suchinski
	Name:	Mark Suchinski
	Title:	Vice President, Corporate Controller

SPIRIT AEROSYSTEMS HOLDINGS, INC.

By:	/s/ Jon D. Lammers
	Name:	Jon D. Lammers
	Title:	Senior Vice President, General Counsel & Secretary

SPIRIT AEROSYSTEMS FINANCE, INC.

By:	/s/ Joseph T. Boyle
	Name:	Joseph T. Boyle
	Title:	Assistant Secretary

SPIRIT AEROSYSTEMS INTERNATIONAL HOLDINGS, INC.

By:	/s/ Joseph T. Boyle
	Name:	Joseph T. Boyle
	Title:	Assistant Secretary

SPIRIT AEROSYSTEMS INVESTCO, LLC

By:	/s/ Joseph T. Boyle
	Name:	Joseph T. Boyle
	Title:	Assistant Secretary

SPIRIT AEROSYSTEMS NORTH CAROLINA, INC.

By:	/s/ Joseph T. Boyle
	Name:	Joseph T. Boyle
	Title:	Assistant Secretary

SPIRIT AEROSYSTEMS OPERATIONS INTERNATIONAL, INC.

By:	/s/ Joseph T. Boyle
	Name:	Joseph T. Boyle
	Title:	Assistant Secretary

SPIRIT DEFENSE, INC.

By:	/s/ Joseph T. Boyle
	Name:	Joseph T. Boyle
	Title:	Assistant Secretary

Signature Page to Registration Rights Agreement

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated
As representative of the several Initial Purchasers
named in Schedule A of the Purchase Agreement

By:	/s/ Jay Johnston
	Name:	Jay Johnston
	Title:	Managing Director

Signature Page to Registration Rights Agreement